EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation of our report dated February 20 , 1996 (except for Note 14 as to which the date is March 1, 1996) included in this Form 10-K into the previously filed
Registration  Statement File Nos.  33-51493,  2-98222,  33-29375 and 33-37380 on
Form S-8 of Omnicom Group Inc. and into the previously filed Registration Statement File Nos. 33-29375, 33-37380, 33-52385, 33-54110, 33-62976, 33-63200,
33-62978,  33-61852, 33-50409, 33-50267, 33-50271, 33-50269, 33-50257, 33-45881,
33-54851 and 33-55235 on Form S-3 of Omnicom Group Inc. and into the previously filed Registration Statement File Nos. 33-60347, 33-60167 and 33-31619 on Form S-4 of Omnicom Group Inc.



                                                     ARTHUR ANDERSEN LLP


New York, New York
March 25, 1996